SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CDEX INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CDEX, INC.
4555 South Palo Verde Road
Suite 125
Tucson, Arizona 85714

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear CDEX Inc. Shareholders:

You are cordially invited to attend the fiscal year 2009 Annual Meeting of Shareholders to be held at the Sheraton Tucson Hotel, 5151 E. Grant Road, Tucson, Arizona 85712, on August 26, 2010 at 9:00 AM, for the following purposes:

(i)	To elect Directors whose terms have expired or are scheduled to expire on or before the meeting date;

(ii)	To ratify the appointment of S.E. Clark and Co. as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2010,

(iii)	To approve an amendment to our Certificate of Incorporation to increase the number of shares of Common Stock that we are authorized to issue from 100,000,000 shares to 200,000,000 shares; and

(iv)	To transact such other business as may properly come before the meeting or any adjournments thereof.

During the meeting we will review the results of the fiscal year ended October 31, 2009, and report on significant aspects of our operations during the first portion of fiscal year 2010.

The Board of Directors has fixed July 1, 2010, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

Pursuant to Securities and Exchange Commission regulations, the Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended October 31, 2009 are available online at https://materials.proxyvote.com/12507E

We would appreciate your following the voting instructions contained on your proxy card or completing, signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience.  If you decide to attend the meeting, you may, of course, revoke your proxy and vote your own shares.

IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO FOLLOW THE VOTING INSTRUCTIONS CONTAINED ON YOUR PROXY CARD OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

By Order of the Board of Directors,

/s/ Carmen J. Conicelli
Carmen J. Conicelli
Chairman

                 , 2010
Tucson, Arizona

CDEX, INC.
4555 South Palo Verde Road
Suite 125
Tucson, Arizona 85714

PROXY STATEMENT

This Proxy Statement is furnished by and on behalf of the Board of Directors (the “Board”) of CDEX Inc. (the “Company”) in connection with the solicitation of proxies for use at the fiscal year 2009 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 9:00 AM, local time, August 26, 2010, at the Sheraton Tucson Hotel, 5151 E. Grant Road, Tucson, Arizona 85712, and at any adjournments thereof.  The Notice of Annual Meeting of Shareholders, this Proxy Statement, and the form of proxy will be first mailed on or about July 16, to the shareholders of the Company (the “Shareholders”) of record on the Record Date (as defined below).

THE BOARD OF DIRECTORS URGES YOU TO FOLLOW THE VOTING INSTRUCTIONS CONTAINED ON YOUR PROXY CARD OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

SHARES ENTITLED TO VOTE

Each valid proxy given pursuant to this solicitation that is received in time for the Annual Meeting and not revoked will be voted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given in the proxy.  If instructions are not given in the proxy, it will be voted (i) for the election as Directors of the nominees listed in this Proxy Statement; (ii) for ratification of the appointment of S.E. Clark and Co. as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2010; (iii) to approve an amendment to our Certificate of Incorporation to increase the number of shares of Common Stock that we are authorized to issue from 100,000,000 shares to 200,000,000 shares, and (iv) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the meeting.  The submission of a signed proxy will not affect a Shareholder’s right to attend and to vote in person at the Annual Meeting. Shareholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company at the following address: CDEX Inc., 4555 South Palo Verde Road, Suite 123, Tucson, Arizona 85714, Attn: Board of Directors; executing a proxy bearing a later date; or attending and voting in person at the Annual Meeting.

Only Shareholders of record as of the close of business on July 1, 2010 (the “Record Date”), will be entitled to vote at the Annual Meeting.  As of the close of business on the Record Date there were [65,239,634] shares of Common Stock and [6,675] shares of Series A Preferred Stock outstanding.  Each share of Common Stock is entitled to one vote on all matters presented for Shareholder vote. Each share of Series A Preferred Stock is entitled to vote on an as-converted basis with the common stock on all matters presented for Shareholder vote. As of the Record Date, the Series A Preferred Stock outstanding was convertible into 199,252 shares of Common Stock. The affirmative vote of a majority of the votes of the shares of Common Stock and Series A Preferred Stock, voting together as a single class, duly cast, will be required to elect the directors, to ratify the appointment of the Company’s independent auditor and to amend the Corporation's Certificate of Incorporation.

According to the Bylaws of the Company (the “Bylaws”), the holders of a majority of the shares entitled to vote at the Annual Meeting must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business.  If a quorum is not present or represented by proxy at the Annual Meeting, the meeting will be adjourned and the Company will be subjected to additional expense.  If a quorum is present or represented by proxy at the Annual Meeting, the Bylaws provide that the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will decide the corporate action taken unless a different vote is required by Nevada law, the Articles of Incorporation or the Bylaws.  Nevada law and the Bylaws specify that directors shall be elected by the holders of 80% of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.  Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether the matter has been approved by the Shareholders, abstentions have the same effect as negative votes for each proposal other than the election of directors.  Broker non-votes are not deemed to be present or represented for purposes of determining whether Shareholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of four members, George Dials, Donald W. Strickland, Carmen J. Conicelli, and Gregory Firmbach.  These individuals are seeking approval to serve as Directors until the Annual Meeting of Shareholders in the year each term expires, as set forth below, and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.  The Company’s Bylaws were recently amended to provide for three-year terms for the directors.  Accordingly, each of the positions are up for election at this meeting, for terms of various lengths as specified below.

Each nominee has consented to serve as a director of the Company if elected.  If, at the time of the Annual Meeting, any of the nominees are unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board.  The Board has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

The Board recommends that the Shareholders vote FOR the election of the nominees named above as directors of the Company.

Name	Age	Position(s)	Term
George Dials	65	Director	2010-2011 One year
Donald W. Strickland	60	Director	2010-2012 Two years
Carmen J. Conicelli	57	Director	2010-2013 Three years
Gregory Firmbach	58	Director	2010-2013 Three years

NOMINEES FOR DIRECTOR

Mr. George Dials has been a director of the Company since July 2001. Mr. Dials is the Chairman of our Executive Compensation Committee. Currently Mr. Dials is serving as Executive Vice President of Babcock & Wilcox Technical Services Group, Inc., responsible for developing and operating business initiatives in the nuclear fuel cycle. Mr. Dials served in recent times as President and Chief Executive Officer of Y-12 National Security Complex in Oak Ridge, TN (2006-2009), Chief Operating Officer of Waste Control Specialists, a chemical waste repository (2003-2006), President and CEO of LES, LLC a company seeking a license to build a nuclear fuel enrichment facility (2002-2003), Senior Vice President of Consulting Services for Science and Engineering Associates responsible for its Consulting Services line of business (2001-2002), Managing Director  of the Yucca Mountain Nuclear Fuel Storage Project (1999-2001), and the Managing  Director of the DOE WIPP, bringing online the world’s first underground  nuclear fuel waste repository.  In addition, Mr. Dials has served in many other senior executive positions in the energy sector.  Mr. Dials received a B.S. in Engineering in 1967 from West Point and Masters Degrees in Political Science and Nuclear Engineering from the Massachusetts Institute of Technology. He served in the U.S. Army for 10 years, and was awarded the Silver Star and Bronze Star for Valor.

Mr. Donald W. Strickland, the Company’s current CEO, was appointed to serve as a Director in 2006. He comes to the Company from a 30-year career in successfully developing businesses internationally for both large public companies and technology startups. He has held executive positions at Eastman Kodak Company and Apple Computer, including heading product development, manufacturing, and sales. In 1996 he became CEO of PictureWorks Technology, a technology start up, which he sold for $200M in 2000 to IPIX Corporation, a public company traded on the NASDAQ exchange. Thereafter, he served as President and CEO of IPIX through 2004, during which time he led the company through a major restructuring, focusing on the security markets and taking the company to profitability. Mr. Strickland holds a bachelor’s degree in physics from Virginia Tech, a master’s degree in physics from the University of Notre Dame, a master’s degree in optics from the University of Rochester, a master’s degree in management from the Stanford University and a law degree from George Washington University.

Mr. Carmen J. Conicelli, Jr., was appointed to serve as a Director in 2007 and Chairman in 2010. He has served in senior management positions in a number of companies over the past 32 years, with a primary focus in national and international (Europe, Japan, Latin America and Asia) financial planning and management. He has directed financial operations involving SEC compliance and reporting, internal control and audit, strategic planning, financial systems control, and mergers/acquisitions/consolidations in a number of industries including precision optical manufacturing and distribution, cable and telecommunications, manufacturing, and software development. Mr. Conicelli has a Bachelor of Science Degree in Business Administration (Accounting Major) from Drexel University (1974) with extensive postgraduate training and is a Certified Public Accountant.

Mr. Gregory Firmbach was appointed to the position of our President and Director in 2010 focusing on marketing and sales of the Company’s products. Mr. Firmbach was our Senior Vice President of Sales from 2009 to 2010 and Mr. Firmbach joined CDEX in September 2008 as head of the Medication Safety Division's sales force for the Eastern Territory.  Mr. Firmbach has served for over 25 years in senior sales and marketing positions in the healthcare industry.  He has led divisions and companies (both public and private) in all aspects of successful development, launch and expansion of both software and hardware products related to the healthcare industry.  He has won numerous awards for excellence in sales and marketing with multiple companies. Mr. Firmbach also served in aviation related leadership positions for over 25 years as a United States Naval Officer on Active and Reserve duty.  Mr. Firmbach has a Bachelor’s Degree in Business Administration Marketing/Finance from the University of Cincinnati and advanced leadership training from various industry courses throughout the U.S.

CORPORATE GOVERNANCE

Committees of the Board of Directors

In 2007, the Company’s Board of Directors formed and approved Charters for its Audit Committee, Executive Compensation Committee, and Corporate Governance and Nomination Committee.  The Audit Committee has reviewed the subsequent 10-Ks and 10-KSBs each fiscal year and conducted periodic reviews of the Company’s financial structure.  Mr. Carmen J. Conicelli is the Company’s audit committee financial expert and Chairman of the Audit Committee.  The Company is not required to maintain such committees under the rules applicable to it, because its shares are quoted on the over the counter bulletin board (“OTCBB”) and are not listed or quoted on a national securities exchange or national quotation system.

Director Independence

As the Company is quoted on the OTCBB and not one of the national securities exchanges, it is not subject to any director independence requirements. With the exception of Mr. Strickland and Mr. Firmbach, all of the Company's Board of Directors consists of "independent" directors as independence is defined by the applicable rules of the SEC and the National Association of Securities Dealers' ("NASD").

Board Meetings

During the last fiscal year ended October 31, 2009, the Board of Directors held ten meetings. Each of the directors is encouraged to attend meetings scheduled and all of the directors attended at least 75% of the meetings of the Board and of the committees on which he served in the aggregate.

Code of Business Conduct and Ethics

We have adopted a corporate code of ethics.  We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct, provide full fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  A copy of our corporate code of ethics may be obtained, without charge, upon written request to: 4555 South Palo Verde Road, Suite 123, Tucson, Arizona, 85714.  A copy of our code of ethics was included under Item 9 of our Form 10-KSB filed with the SEC on February 13, 2008.  These filings may be viewed online at www.sec.gov.

Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit financial services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.  The Company’s independent auditors may be engaged to provide non-audit services only after the appointed auditor has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors’ independence will not be materially impaired as a result of having provided these services.  In making this determination, the Board of Directors takes into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the Directors’ exercise of objective and impartial judgment on all issues encompassed within the auditors’ engagement would be materially impaired.

OWNERSHIP OF SHARES

Security Ownership of Certain Beneficial Owners

The following table sets forth the stock ownership as of June 19, 2010 of: (i) each person known by us, as of the date of this report, to be the beneficial owner of five percent (5%) or more of our common stock, (ii) each executive officer and director, individually, and (iii) our executive officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown, unless otherwise indicated.

Name And Address Of Beneficial Owner	Position	Amount Of Beneficial Ownership		Percent Of Class (1)

Mr. Jeffery K. Brumfield	Investor	5,591,707	(2)	8.57%

Malcolm H. Philips, Jr.	Consultant and Investor	4,986,844	(3)	7.48%

George Dials	Director	812,034	(4)	1.24%

Donald W. Strickland	Executive Officer and Director	709,086	(5)	*

Carmen J. Conicelli	Director	529,750	(6)	*

Gregory Firmbach	Executive Officer and Director	50,000	(7)	*

Stephen McCommon	Executive Officer	50,000	(7)	*

Shares of all named executives and
directors as a group (5 persons)		2,150,870		3.24%

* Less than 1%

(1)
Computed based upon the total number of shares of Class A common stock, shares of common stock underlying options and shares of common stock underlying warrants held by that person that are exercisable within 60 days of June 19, 2010.

(2)	Based on information known by the Company, this represents 5,591,707 shares of Class A common stock.
(3)
Represents 3,572,342 shares of Class A common stock held by entities in which Mr. Philips has a controlling interest, 964,502 warrants exercisable within 60 days of June 19, 2010 held by entities in which Mr. Philips has a controlling interest and 450,000 options exercisable within 60 days of June 19, 2010.

(4)	Represents 467,034 shares of Class A common stock, 220,000 options exercisable within 60 days of June 19, 2010 and 125,000 warrants exercisable within 60 days of June 19, 2010.
(5)	Represents 179,543 shares of Class A common stock, 179,543 warrants exercisable within 60 days of June 19, 2010 and 350,000 options exercisable within 60 days of June 19, 2010.
(6)	Represents 307,750 shares of Class A common stock and 225,000 options exercisable within 60 days of June 19, 2010.
(7)	Represents 50,000 options exercisable within 60 days of June 19, 2010.

EXECUTIVE COMPENSATION

The following table discloses for the periods presented the compensation for the persons who served as our Chief Executive Officer and our two most highly compensated other executive officers (not including the Chief Executive Officer) or significant employee whose total individual compensation exceeded $100,000 for the fiscal years October 31, 2009 and 2008 (the "Named Executives"):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary (1)		Option Awards (2)	Total

Malcolm H. Philips, Jr.	2009	$141,231	(4)	$9,506	$150,737
President and Chief Executive	2008	$231,461		$754	$232,215
Officer and Chairman of the Board
of Directors

Timothy D. Shriver(3)	2009	$128,690	(5)	$9,506	$138,196
Chief Operating Officer and Director	2008	$201,769		$754	$202,523

Stephen Mccommon	2009	$78,732	(6)	$13,922	$92,654
Chief Financial Officer

(1)
During fiscal years 2009 and 2008, Messrs. Philips and Shriver and during fiscal 2009, Mr. McCommon deferred a portion of their cash salary. See discussion under Employment Agreements below for greater detail on the terms of employment including compensation.

(2)
The amounts included in the "Option Awards" column represent the non-cash stock-based compensation cost on options granted recognized by the Company in the fiscal years 2009 and 2008 related to stock option awards, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Notes 2 and 8to our 2009 Financial Statements.

(3)	On February 11, 2010, Mr. Shriver stepped down as a Director and as our Chief Operating Officer. Mr. Shriver continues with the Company as our Senior Manager of Technical Operations.
(4)
During fiscal years 2009 and 2008, Mr. Philips deferred $141,231 and $85,384 of his salary, respectively. In February 2009, Mr. Philips stepped down as our Chairman of the Board of Directors and President.

(5)	During fiscal year 2009, Mr. Shriver deferred $76,197 of his salary.
(6)	During fiscal year 2009, Mr. McCommon deferred $28,782 of his salary.

EMPLOYMENT AGREEMENTS

Effective June 11, 2007, the Company entered into an employment agreement with Mr. Philips whereby Mr. Philips became the CEO and President. The agreement provides for an annual salary of $180,000. The agreement provides for an award of 350,000 stock options with an exercise price as the fair market value of the shares on June 11, 2007. These options vested on June 11, 2008 and terminate five years after the grant date. Effective February 1, 2008, the Board of directors increased Mr. Philips' annual salary to $240,000. Effective June 1, 2009, Mr. Philips amended his employment agreement such that in Mr. Philips’ sole discretion he has elected to take no salary until economic conditions warrant. Effective February 10, 2010, the Company entered into a contract with Mr. Philips where Mr. Philips resigned as an employee and was engaged as a consultant of the Company to continue in his role as the Company’s CEO until the Company finds a replacement. .  Effective April 19, 2010 Mr. Philips resigned his positions as a Director and as the Company’s Chief Executive Officer.

Effective January 11, 2006, the Company entered into an amendment to the employment agreement of Mr. Shriver. The amendment to Mr. Shriver's employment agreement provides for an annual cash salary of $180,000 as well as options which vest 1/3 on January 1, 2007, and 1/24th of the remainder on the first day of each month thereafter for the following two years, as long as he is providing to the Company substantial services pursuant to a contract with the Company at the time of vesting. The Company cancelled all options granted to Mr. Shriver in 2006. On July 17, 2007, the Company granted to Mr. Shriver 200,000 options with an exercise price at the fair market value of the stock at the time of the grant, with 50% vesting immediately and 25% vesting in both 12 and 24 months. Effective February 1, 2008, Mr. Shriver’s employment agreement was amended to increase Mr. Shriver's annual salary to $200,000 and added that if Mr. Shriver’s employment was terminated for other than “cause” or if Mr. Shriver resigns for “good reason” before February 18, 2010 his severance would be twice his annual salary.  Effective February 10, 2010, Mr. Shriver stepped down as the Company’s COO and board member and accepted the position of Senior Manager of Technical Operations

The Company entered into an employment agreement with Mr. McCommon effective November 11, 2008 as the Company’s Chief Financial Officer with an annual compensation of $105,000. The agreement is in effect for one year, or until terminated, and is automatically renewable on October 31 of each year unless terminated in writing by either party upon a 30 days written notice prior to October 31. In accordance with the agreement, the Company granted to Mr. McCommon 100,000 options with an exercise price equal to the fair market value at the time of grant, with 50% vesting in one year and the remaining 50% vesting in two years following such grant.  Effective June 1, 2009, Mr. McCommon’s employment agreement was amended to reduce his salary to $4,166.67 per month until, in his sole discretion, economic conditions warrant the return to the pre-June 1, 2009 compensation level. Effective April 5, 2010, Mr. McCommon’s employment agreement was amended to adjust his compensation to $82,500 per year.

Effective April 19, 2010, the Board of Directors of CDEX INC appointed Donald W. Strickland as the Company’s Chief Executive Officer. Mr. Strickland has been a Director since February 3, 2006. Mr. Strickland’s employment agreement is renewable annually and includes a salary of $60,000 per year. Additionally, Mr. Strickland received 360,000 options to purchase shares of Class A common stock which vest 1/12 each month beginning on the 19th of May 2010 as long as the agreement is in effect.  The exercise price of the options was the closing stock price of CDEX on the effective date.  In addition, beginning on 19 May 2011 and continuing on the 19th day of each month thereafter, the Company agrees to provide to the Mr. Strickland 30,000 options to purchase shares of Class A common stock.  The exercise price of these options shall be the closing price of the stock on the day of grant.  Mr. Strickland will have two years from the date of termination or five years, whichever is earlier, to exercise the options granted under his employment agreement, irrespective of his employment status.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table discloses unexercised options held by the Named Executives at October 31, 2009

	Option Awards
NAME	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date

Malcolm H. Philips, Jr.	100,000	-		0.15	07/17/2010
	350,000	-		0.22	06/11/2012
	-	150,000	(1)	0.09	08/01/2014

Timothy D. Shriver	200,000	-		0.15	07/17/2010
	-	150,000	(1)	0.09	08/01/2014

Stephen McCommon	50,000	50,000		0.15	11/11/2013
	-	150,000	(1)	0.09	08/01/2014

(1)
Performance Options: Pursuant to an employee option incentive program covering all employees, the Board granted options based on the Company’s performance. 40% of the bonus options would vest when the Company has positive cash flow from operations for one fiscal quarter and the remaining 60% of the bonus would vest when the Company has positive operating cash flow for two quarters. If the Company does not accomplish both milestones by July 31, 2010, any unvested part of the bonus options will lapse.

DIRECTORS COMPENSATION

The following table discloses our director compensation for the fiscal year ended October 31, 2009:

NAME	Option Awards (1)

Carmen J. Conicelli, Jr.	$16,517	(2)

George Dials	$18,926	(3)

Donald W. Strickland	$18,926	(4)

(1)
The amounts included in the "Option Awards" column represent the non-cash stock-based compensation cost on options recognized by the Company in the fiscal year 2009 related to stock option awards, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Notes 2 and 8 to our 2009 Financial Statements.

(2)	Mr. Conicelli has options to purchase 315,000 shares of Class A common stock outstanding.
(3)	Mr. Dials has options to purchase 360,000 shares of Class A common stock outstanding.
(4)	Mr. Strickland has options to purchase 400,000 shares of Class A common stock outstanding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended October 31, 2009, none of our executive officers served on the board of directors or the compensation committee of any other company whose executive officers also serve on our Board of Directors or our Compensation Committee.

CERTAIN TRANSACTIONS

During the fiscal year ended October 31, 2009, the Company sold 250,000 shares of restricted Class A common stock to a director for $25,000, or $0.10 per share and a warrant for the purchase of 125,000 shares of restricted Class A common stock with an exercise price of $0.20 per share.  Also during the fiscal year ended October 31, 2009, the Company received $97,750 in proceeds under a number of 10.0%, 12 month convertible notes payable with an entity controlled by our former CEO. These notes are convertible at any time on terms given to Gemini Master Fund or the best terms given to an investor during the twelve months following the loan date, including warrants. However, the note holder shall receive the lowest price that does not cause a decrease in the conversion price or exercise price of the Gemini Convertible Note or Common Stock Purchase Warrant.  Additionally, an entity controlled by our former CEO converted three notes payable and accrued interest in the amount of $39,326 into 327,740 Class A common shares, or $0.12 per share and warrants for the purchase of 327,740 shares of restricted Class A common stock, with an exercise price of $0.24 per share.

During the three months ended January 31, 2010, the Company received $49,800 in proceeds under 12.0%, 24 month convertible notes payable with an entity controlled by our former CEO and an additional $15,150 in proceeds under similar convertible notes payable with other Directors.  These notes are convertible at the option of the note holders into common stock and warrants with terms similar to those above.

During February 2010, the Company entered into a Securities Purchase Agreement with its largest creditor, Gemini, and with three other investors including an entity controlled by our former CEO. Included in the agreement is the restructuring of the June 25, 2008 Senior Convertible Note held by Gemini where $1,151,100 of outstanding principal and accrued interest was capitalized into a new note bearing interest at 10% and convertible into Class A common stock at the rate of $0.05 per share for the first $800,000 of principal converted, and $0.08 per share for converted balances in excess of $800,000. The note matures on February 1, 2012, but has accelerated payment provisions and a contingent security interest, if certain financial milestones are not met.  Included in the restructuring was a $450,000 cash infusion consisting of $200,000 from an entity controlled by our former CEO and $250,000 from two other investors, for which the Company issued notes similar to that issued to Gemini.  Additionally, as a part of this restructuring, $247,115 of principal and accrued interest of existing Convertible Notes Payables held by an entity controlled by our former CEO were consolidated and converted into a new convertible note similar to that issued to Gemini.

During March 2010, two directors and an entity controlled by our former CEO converted $15,462 and $10,000 principal and accrued interest of existing Convertible Notes Payables into new notes similar to that issued to Gemini.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires certain officers and directors of CDEX, and any persons who own more than ten-percent of the common stock outstanding to file forms reporting their initial beneficial ownership of shares and subsequent changes in that ownership with the SEC and the NASDAQ Global Market. Officers and directors of CDEX, and greater than ten-percent beneficial owners are also required to furnish us with copies of all such Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, we believe that during the fiscal year ended October 31, 2009 all section 16(a) filing requirements were met except that Malcolm H. Philips, Jr., Timothy D. Shriver and Stephen McCommon, were late filing Form 4.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

For fiscal years 2008-2009, S.E. Clark and Co. provided audit services to the Company that included examination of the Company’s annual financial statements. The Company’s Board of Directors has selected S.E. Clark and Co. to perform an audit of the financial statements of the Company for the fiscal year ending October 31, 2010 in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The stockholders are being requested to ratify such selection at the Annual Meeting. No representative of S.E. Clark and Co. will attend the Annual Meeting to make a statement or to respond to stockholder questions.

The Board of Directors recommends a vote to ratify the appointment of S.E. Clark and Co. as the Company’s Independent Auditors.

Fees to Independent Registered Public Account Firm for Fiscal Years 2009 and 2008

The following is a summary of fees billed to us by S.E. Clark and Co., our independent registered public accounting firm, for professional services rendered for the fiscal years ended October 31, 2009 and 2008:

Description	2009	2008

Audit fees	$36,721	$46,206
Other services	675	400

Total	$37,396	$46,606

Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.  The Company’s independent auditors may be engaged to provide non-audit services only after the appointed auditor has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors’ independence will not be materially impaired as a result of having provided these services.  In making this determination, the Board of Directors take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the Directors’ exercise of objective and impartial judgment on all issues encompassed within the auditors’ engagement would be materially impaired.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

Economic conditions in 2008 and 2009 significantly impacted Company operations, causing the Company to implement a four phase restructuring plan. The first phase was to reduce expenses and focus on sales of ValiMed units and ongoing support for existing and new customers. The result is that average monthly operational expenses have decreased from approximately $200,000 to $80,000. The second phase was to restructure the Company’s short term notes and accounts payables into a two year convertible note. The result is that the Company’s short term debt of $3,125,003 on October 31, 2009 has been reduced to $893,057 as of April 30, 2010. The third phase was to restructure the Company’s sales strategy by implementing multiple financing options including leasing and “pay per use” structures. The fourth phase is to restructure the Company’s equity to cover its note obligations and create an investment structure supportive of additional financing. To accomplish this, the Company needs to increase the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares and is asking shareholders to grant such approval.

The Board of Directors recommends a vote to approve the amendment to the Certificate of Incorporation.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder of the Company wishing to submit a proposal for action at the Company’s 2010 Annual Meeting of Shareholders and its 2011 Annual Meeting of Shareholders must provide a written copy of the proposal to the management of the Company at its principal executive offices not later than a reasonable time before the company begins to print and send its proxy materials and must otherwise comply with the rules and regulations of the Commission applicable to shareholder proposals.

ANNUAL REPORT

The Company’s 2009 Annual Report to Shareholders, which includes financial statements, is being made available to the Company’s Shareholders with this Proxy Statement.  The Annual Report is not part of the proxy soliciting material.  Both the Annual report on Form 10-K and the Proxy Statement are available online at
https://materials.proxyvote.com/12507E.

OTHER MATTERS

The Board does not know of any other matters to be presented at the Annual Meeting for action by Shareholders.  If any other matters requiring a vote of the Shareholders arise at the Annual Meeting or any adjournment thereof, however, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

The Company will pay the cost of soliciting proxies in the accompanying form.  In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.  The Company may request brokers and others to forward proxies and soliciting materials to the beneficial owners of Common Stock, and will reimburse them for their reasonable expenses in so doing.

A list of Shareholders entitled to be present and vote at the Annual Meeting will be available during the Annual Meeting for inspection by shareholders who are present.

If you cannot be present in person, you are requested to follow the voting instructions contained on your proxy card or complete, sign, date and return the enclosed proxy promptly.  An envelope has been provided for your convenience.

By Order of the Board of Directors,

/s/ Carmen J. Conicelli
Carmen J. Conicelli
Chairman

                   , 2010
Tucson, Arizona

CDEX INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 16, 2010, and does hereby appoint Donald W. Strickland and Stephen A. McCommon, and either of them, with full power of substitution as proxy or proxies of the undersigned, to represent the undersigned and vote all shares of CDEX Inc. common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of CDEX Inc., to be held at 4550 South Palo Verde Road, Tucson, Arizona, at 9:00 a.m., local time, on August 26, 2010, and at any and all adjournment(s) thereof:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND PROPOSALS.

1.  Proposal 1:
The election as directors of the four nominees listed below to serve until the Annual Meeting of Shareholders of the Company in the year of the expiration of the term, as specified, or until their successors have been duly elected and qualified.

Name	Term	For	Withhold	Abstain
George Dials	20010-2011	☐	☐	☐
Donald W. Strickland	2010-2012	☐	☐	☐
Carmen J. Conicelli	2010-2013	☐	☐	☐
Gregory Firmbach	2010-2013	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF S.E. CLARK AND CO., AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2010.

2.  Proposal 2:
Ratification of S.E. Clark and Co. to provide audit services to the Company that include the examination of the Company’s annual financial statements for fiscal year 2010.

For	☐	Withhold	☐	Abstain	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

3.  Proposal 3:
Completion of the final phase of the Company’s restructuring by approving the proposed amendment to the Company’s Certificate of Incorporation increasing the number of Authorized Shares of Common Stock from 100,000,000 shares to 200,000,000 shares.

For	☐	Withhold	☐	Abstain	☐

IF NO DIRECTION IS MADE TO WITHHOLD AUTHORITY TO VOTE FOR THE PROPOSALS ABOVE, THIS PROXY CARD WILL BE VOTED “FOR” SUCH PROPOSALS.

4.  In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any adjournments thereof.  This proxy may be revoked at any time prior to the voting thereof.

(CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

(CONTINUED FROM THE OTHER SIDE)

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY

If any other business is properly presented at the Annual Meeting, this proxy card will be voted by the proxies in their discretion.  At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

Signature

Signature, if shares held jointly

Date
, 2010

Please sign exactly as your name appears hereon.  When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give your full title. If the holder is a corporation or partnership the full corporate or partnership name should be signed by a duly authorized officer or partner, respectively.